Exhibit 10.11

AMENDMENT TO THE

P3 HEALTH PARTNERS, INC.

2021 INCENTIVE AWARD PLAN

THIS AMENDMENT (the “Amendment”) to the P3 Health Partners, Inc. 2021 Incentive Award Plan (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of P3 Health Partners, Inc. (the “Company”), effective as of March 24, 2022 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company maintains the Plan, as may be amended from time to time;

WHEREAS, pursuant to Section 10.4 of the Plan, the Board may amend the Plan at any time; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW THEREFORE, BE IT RESOLVED: that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 4.5 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time. The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director with respect to any fiscal year of the Company may not exceed $750,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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